UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2010

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 25C, New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(212) 920-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 13, 2010, Ener1, Inc. (“Ener1”) was notified that as of January 3, 2011, Ener1 will no longer be listed on the NASDAQ Global Market and will now be listed on the NASDAQ Global Select Market under its existing trading symbol, “HEV.”

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2010, the shareholders of Ener1 approved the Amendment and Restatement of the Ener1, Inc. 2007 Stock Incentive Plan (the “Plan Amendment”).

The Plan Amendment increased the number of shares of common stock available for option awards under the Ener1, Inc. 2007 Stock Incentive Plan by 5,234,236 shares of common stock, such that the total number of shares of common stock available for option awards equals 10 million shares.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which is filed as Exhibit 1.1 to Ener1’s definitive proxy statement filed with the Securities and Exchange Commission on November 29, 2010 (the “Proxy Statement”), and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Ener1 held its 2010 annual meeting of shareholders (the “Annual Meeting”) on December 16, 2010. The shareholders considered eight proposals, each of which is described in detail in the Proxy Statement. The final results of votes with respect to the proposals submitted at the Annual Meeting are set forth below.

Proposal 1. Election of Nine Directors to Ener1’s Board of Directors as set forth below:

NAME	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Charles Gassenheimer	111,602,398	142,713	0
Kenneth Baker	111,526,832	218,279	0
Elliot Fuhr	111,533,020	212,091	0
Thomas Snyder	111,668,385	76,726	0
Boris Zingarevich	111,689,135	55,976	0
Stanislav Shekshnia	111,685,426	59,685	0
Nora Brownwell	111,684,941	60,170	0
Greg Kasagawa	111,683,698	61,413	0
Wilber James	111,675,245	69,866	0

Proposal 2. Approval of the Issuance of Common Stock as Amortization Payments in Connection with Ener1’s Recently Completed $55 Million Debt Financing Transaction.

VOTES FOR	VOTES AGAINST	ABSTENTIONS
111,488,815	209,290	47,006

Broker Non-Votes: 0

The foregoing proposal was approved.

Proposal 3. Approval of the Issuance of Warrants to Purchase 8,000,000 Shares of Common Stock to Ener1 Group:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
111,488,049	196,717	60,345

Broker Non-Votes: 0

The foregoing proposal was approved.

Proposal 4. Approval of the Issuance of Warrants to Purchase 2,426,670 Shares of Common Stock to Ener1 Group:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
111,493,798	198,258	53,055

Broker Non-Votes: 0

The foregoing proposal was approved.

Proposal 5. Approval of the Issuance of Warrants to Purchase 464,164 Shares of Common Stock to Ener1 Group:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
111,493,716	196,263	55,132

Broker Non-Votes: 0

The foregoing proposal was approved.

Proposal 6. Approval of the Amendment of the Articles of Incorporation of Ener1 to Increase the Number of Authorized Shares of Common Stock from 235,714,286 Shares to 300,000,000 Shares:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
111,383,109	312,848	49,154

Broker Non-Votes: 0

The foregoing proposal was approved.

Proposal 7. Ratification of the Amendment and Restatement of the Ener1, Inc. 2007 Stock Incentive Plan:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
110,998,361	700,345	46,405

Broker Non-Votes: 0

The foregoing proposal was approved.

Proposal 8.  Ratification of the Selection of PricewaterhouseCoopers LLP as Ener1’s Auditors for the Fiscal Year ending December 31, 2010.

VOTES FOR	VOTES AGAINST	ABSTENTIONS
111,701,775	26,631	16,705

Broker Non-Votes: 0

The foregoing proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

December 17, 2010	By:	/s/ Charles Gassenheimer
Name: Charles Gassenheimer
Title: Chief Executive Officer